CERTAIN CONFIDENTIAL PORTIONS HAVE BEEN REDACTED FROM THIS EXHIBIT BECAUSE THEY ARE BOTH (i) NOT MATERIAL AND (ii) A TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. INFORMATION THAT HAS BEEN OMITTED HAS BEEN IDENTIFIED IN THIS DOCUMENT WITH A PLACEHOLDER IDENTIFIED BY THE MARK “[***]”.

Exhibit 10.2

AGREED FORM OF

SHAREHOLDER Agreement

This Shareholder Agreement (this “Agreement”) is entered into as of [●], 2026, by and between ESCO Technologies Inc., a Missouri corporation (the “Company”), and [TBG AG, a Swiss stock corporation] (“Seller”). Each of the Company and Seller are referred to herein as a “Party” and, collectively, as the “Parties”. Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Purchase Agreement.

WHEREAS, the Company and Seller are parties to that certain Agreement for the Sale and Purchase of the Share Capital of Megger Group Limited, dated as of April [●], 2026, by and between the Company and Seller (the “Purchase Agreement”), pursuant to which, upon the terms and subject to conditions set forth therein, on the date on which Completion occurs (the “Completion Date”), among other things, the Company will acquire Megger Group Limited, a private limited company organized and existing under the laws of England and Wales, in exchange for the payment by the Company to Seller of the Consideration (together with the other transactions contemplated to occur on the Completion Date pursuant to the Purchase Agreement, the “Transaction”).

WHEREAS, the consideration to be received by Seller on the Completion Date in the Transaction pursuant to the Purchase Agreement consists of (i) the Consideration Cash and (ii) an aggregate of 5,100,000 shares (the “Consideration Shares”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”).

WHEREAS, as a material inducement to the willingness of the Parties to enter into the Purchase Agreement and to consummate the Transaction on the Completion Date upon the terms and subject to the conditions set forth therein, the Parties are entering into this Agreement to provide for, among other things, certain restrictions on the voting, sale, assignment, transfer, encumbrance or other disposition of the Consideration Shares (and, in certain cases other Common Stock held by Seller) by Seller, and certain governance, registration rights and other rights and interests of Seller with respect to the Company, in each case, as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, in consideration of the premises and of the terms and conditions contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto each hereby agree as of the date hereof as follows:

1.             Lock-Up.

(a)             Seller hereby agrees that for a period of twelve (12) months from the Completion Date (the “Restricted Period”), without, in each case, the prior written consent of the board of directors of the Company (the “Company Board”), Seller will not, directly or indirectly through any of its Affiliates (as defined below): (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Consideration Shares; (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Consideration Shares, whether any such transaction described in clauses (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; or (iii) publicly disclose the intention to do any of the foregoing. Seller acknowledges and agrees that the foregoing restrictions preclude Seller from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Consideration Shares even if such Consideration Shares would be disposed of by someone other than Seller. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Consideration Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Consideration Shares or the Common Stock (the restrictions set forth in this Section 1(a), the “Lock-Up Restrictions”); provided, that 50% of the Consideration Shares shall be released from the Lock-Up Restrictions on the date that is six (6) months after the Completion Date, and the Lock-Up Restrictions in this Section 1 for such 50% of the Consideration Shares so released shall only be applicable for such six (6) months. The Lock-Up Restrictions for the balance of the Consideration Shares shall continue to apply for the remaining portion of the Restricted Period notwithstanding the effectiveness of the Form S-3 Shelf (as defined below) during the Restricted Period.

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(b)             Subject to compliance in all cases with applicable securities laws and regulations, the restrictions set forth in Section 1(a) shall not apply to transfers of the Consideration Shares:

(i)	if in response to a bona fide third party tender offer, merger, consolidation or other similar transaction which is recommended by the Company Board;

(ii)	to any partnership, corporation or limited liability company 100% owned directly or indirectly by Seller (“Permitted Transferee(s)”), provided, that, as a prerequisite to such transfer, such Permitted Transferee must sign and deliver to the Company a joinder agreement substantially in the form attached hereto as Exhibit A;

(iii)	in a sale of shares to the Company pursuant to a share buyback between Company and Seller;

(iv)	pursuant to a pledge which does not, except in the event of foreclosure, convey voting rights with respect to the pledged shares (and in the event of foreclosure, requires the pledgee to agree in writing to be bound by the same or similar restrictions then applicable to such pledged shares under this Agreement); or

(v)	pursuant to a 10b5-1 plan that provides for sales of shares of Common Stock following the expiration of the applicable Restricted Period with respect to such Consideration Shares; or

(vi)	as a distribution to the direct or indirect equity holders of Seller for no consideration (each, a “Seller Equity Distribution”), provided, that, as a prerequisite to any such transfer, (A) each recipient thereof must sign and deliver to the Company a joinder agreement substantially in the form attached hereto as Exhibit A and (B) Seller must comply with the obligations set forth in Section 1(d) below.

(c)             Seller acknowledges that (i) the Company may impose stock transfer restrictions on the Consideration Shares (including without limitation placing a legend on the shares of Common Stock indicating that such shares are subject to this Agreement (the “Lock-Up Legend”)) to enforce the provisions of this Agreement and (ii) the restrictions imposed by this Agreement are in addition to any other restrictions imposed on the Consideration Shares pursuant to applicable law. Notwithstanding (but without otherwise limiting) Section 5(e), if requested in writing by Seller, upon the expiration of applicable Lock-Up Restrictions under this Section 1 (including Section 1(d) below), the Company agrees to cooperate, and shall cause or direct its representatives and transfer agent to cooperate, with Seller and its representatives to promptly release the stock transfer limitations in clause (i) of this Section 1(c) (and to remove the associated Lock-Up Legend) with respect to any or all Consideration Shares held by Seller, its Permitted Transferees or recipients of a Seller Equity Distribution that are no longer subject to such Lock-Up Restrictions.

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(d)             Seller agrees that, during the Restricted Period and continuing until the Board Fall-Away Date (as defined below), prior to effectuating any Seller Equity Distribution, any transfer to Permitted Transferee(s) pursuant to Section 1(b)(ii), or any assignment of this Agreement pursuant to Section 9, Seller shall give advance written notice to the Company of its intent to effectuate such a Seller Equity Distribution, transfer to Permitted Transferee(s) or such assignment pursuant to Section 9, and the Parties shall cooperate with respect to such Seller Equity Distribution, transfer to a Permitted Transferee or assignment, as applicable, in the same manner described in Section 2(c) and such Seller Equity Distribution or assignment, as applicable, shall be subject to the satisfaction of the same conditions described in such Section 2(c) including, without limitation, the granting or withholding of the Company’s consent as described therein. In connection with any such request, Seller shall provide, or cause to be provided, to the Company such reasonable identification materials for any proposed transferees as shall requested in writing by the Company to evaluate such request, including the names, addresses, citizenship and such other identification documentation reasonably requested by the Company as to such proposed transferees.

(e)             In furtherance of the foregoing, the Company and its transfer agent and registrar shall not be required to make any transfer of Consideration Shares prohibited by the express terms of this Agreement or applicable law.

(f)              “Affiliate” means, with respect to any Person (as defined below), any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such first Person, including, without limitation, any general partner, managing member, officer, director or trustee of such first Person, or any investment fund or similar entity that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such first Person.

(g)             “Board Fall-Away Date” means the date that is six months after no Seller Designee (or any Replacement Designee) (in each case, as defined below) is a member of the Company Board, provided that Seller has irrevocably waived its right to appoint a Replacement Designee in writing to the Company.

(h)             “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

(i)              “FDI Laws” means any applicable laws or regulations, including any state, national or multi-jurisdictional laws or regulations, that are designed or intended to prohibit, restrict, or regulate actions to acquire interests, including contingent interests, in or control over, equities, securities, entities, assets, real estate, land, or interests or to otherwise screen investments, in each case on national interest, public order or security, or national security or similar grounds.

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2.             Standstill.

(a)             Seller agrees that during the Restricted Period, neither Seller, any Affiliate of Seller, any Permitted Transferees or any recipients of a Seller Equity Distribution, will, directly or indirectly, without the prior written consent of the Company Board: (i) acquire, agree to acquire, propose, seek or offer to acquire, any securities or assets of the Company or any of its subsidiaries (other than (x) pursuant to an exercise of its rights pursuant to and in accordance with Section 4 of this Agreement or (y) purchases of shares of Common Stock in the open market or through any broker-dealer or stock exchange, in each case of clauses (x) and (y), provided, that after giving effect thereto, Seller, together with its Affiliates, any Permitted Transferees and recipients of a Seller Equity Distribution, shall not beneficially own, in the aggregate, a number of shares of Common Stock equal to or greater than 24.5% of the then-outstanding shares of Common Stock (the “24.5% Threshold”)); (ii) enter, agree to enter, propose, seek or offer to enter into any merger, business combination, recapitalization, restructuring or other extraordinary transaction involving the Company or any of its subsidiaries; (iii) make, or in any way participate or engage in, any (A) submission of any shareholder proposals or notice of nomination or other business for consideration at a meeting of the Company’s shareholders; (B) voting in opposition to directors nominated by the Company Board, (C) solicitation of proxies to vote any voting securities of the Company or (D) other activities that involve initiating proxy contests; (iv) form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act (as defined below)) with an unaffiliated third party with respect to any voting securities of the Company; (v) otherwise act, alone or in concert with others, to seek to control or influence the management or the policies of the Company, excluding routine shareholder engagement; (vi) disclose any intention, plan or arrangement prohibited by, or inconsistent with, the foregoing; or (vii) enter into any agreement or arrangement with any other persons to do any of the foregoing.

(b)             Seller, and any Permitted Transferee, further agrees, during the Restricted Period and thereafter so long as any Seller Designee (or any Replacement Designee) is a member of the Company Board, to vote in favor of (i) all directors nominated by the Company Board, and (ii) other proposals (excluding (x) any transaction or series of related transactions that would directly or indirectly result in a change of control of, or relating to a material acquisition by, the Company or (y) any proposals to amend the Company’s articles of incorporation), in each case, to the extent recommended by the Company Board and presented for shareholder approval at any annual or special meeting of shareholders of the Company.

(c)             Following the Restricted Period and continuing until the Board Fall-Away Date, the Company, Seller, any Affiliate of Seller, any Permitted Transferees and any recipients of a Seller Equity Distribution agree that Seller, any such Affiliate of Seller, any such Permitted Transferees and any such recipients of a Seller Equity Distribution, as applicable, shall not, directly or indirectly, acquire, agree to acquire, propose, seek or offer to acquire, any Common Stock or securities convertible into or exercisable for Common Stock exceeding the 24.5% Threshold without the prior written consent of the Company Board, which shall not be unreasonably withheld or conditioned; provided, that the Seller Designee (or any Replacement Designee) shall recuse himself or herself from all discussions relating to the consideration of, and shall not vote on, the granting or withholding of any such consent; provided, further, that as to (i) any such transaction in respect of which the Company has not validly and affirmatively withheld its consent in accordance with this Section 2(c) and (ii) any and all other acquisitions of any Common Stock or securities convertible into or exercisable for Common Stock by Seller, its Affiliates, any Permitted Transferees or any recipients of a Seller Equity Distribution in accordance with this Agreement, in each case, the Company covenants and agrees to use its commercially reasonable efforts to cooperate with Seller, its Affiliates, any Permitted Transferees and any recipients of a Seller Equity Distribution in connection with any required approvals or consents of any third parties or Governmental Entities, including any required regulatory approvals under CFIUS, FOCI and any other FDI Laws.

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(d)             Nothing in this Section 2 shall restrict Seller, any of its Affiliates, any Permitted Transferee or any recipient of a Seller Equity Distribution from taking any action otherwise prohibited hereby if (i) any third party unaffiliated with any of the foregoing enters, agrees to enter or publicly proposes, seeks or offers to enter into any merger, business combination, recapitalization, restructuring or other extraordinary transaction involving the Company, provided that none of Seller or such Affiliates, Permitted Transferee or recipients of a Seller Equity Distribution has breached its respective obligations in this Section 2 in connection with the initiation or undertaking of any such activities by such unaffiliated third party, or (ii) the Company enters or agrees to enter into any transaction or series of related transactions that would directly or indirectly result in a change of control of the Company (including, without limitation, any of the foregoing that would result in any such unaffiliated third party, together with its own Affiliates, acquiring a majority of the voting power or economic interests of the Company).

3.             Governance; Restricted Period Consent Rights.

(a)             The Company agrees that, subject to the consummation of the transactions contemplated by the Purchase Agreement and this Section 3, the Company Board shall take all actions necessary to appoint an individual designated by Seller, who (subject to the receipt of all required regulatory approvals under CFIUS, FOCI and any other FDI Laws as to such individual) shall initially be [***] (the “Seller Designee”), as a member of the Company Board in the class of directors with a term ending in 2029, with such appointment to be effective immediately following Completion. The Seller Designee shall have the right to resign at any time.

(b)             Subject to the terms of this Agreement and Seller at all times following Completion maintaining continuous beneficial ownership of at least 50% of the Consideration Shares (such ownership, the “Minimum Ownership Threshold”), if Seller Designee (including any Replacement Designee selected and appointed pursuant to this Section 3) is no longer serving on the Company Board, including in the event that the Seller Designee (or any Replacement Designee) has resigned, then Seller shall provide a list of three candidates to serve as replacement director (the “Candidate List”) to the Company Board. The Company Board will select one individual from the Candidate List to serve as Seller Designee (a “Replacement Designee”), who shall also be subject to the receipt of all required regulatory approvals under CFIUS, FOCI and any other FDI Laws. For clarity, the following Consideration Shares would not be included in the numerator in determining whether Seller has continued to satisfy the Minimum Ownership Threshold: any Consideration Shares (i) transferred or distributed to an unaffiliated third party pursuant to and in accordance with Section 1(b)(i), Section 1(b)(iii) or Section 1(b)(v), (ii) to the extent any Consideration Shares are pledged, following foreclosure thereon pursuant to Section 1(b)(iv), or (iii) to the extent any Consideration Shares are purportedly transferred or distributed pursuant to Section 1(b)(ii) or Section 1(b)(vi) and as to which such transferee or distribute has not signed and delivered to the Company a joinder agreement substantially in the form attached hereto as Exhibit A.

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(c)             Until such time as the Minimum Ownership Threshold is no longer satisfied, the Company Board shall take all necessary action to include in the slate of nominees recommended by the Company Board for election as directors at each applicable annual or special meeting of shareholders at which the class of directors that includes the Seller Designee or Replacement Designee are to be elected, an individual designated by Seller in the manner provided in this Section 3.

(d)             The Seller Designee and any Replacement Designee must (i) be qualified to serve as a member of the Company Board under all applicable policies of the Company and all applicable legal and regulatory requirements; (ii) unless waived by the Company Board in its sole discretion, meet the independence requirements with respect to the Company of the listing rules of any market or exchange on which shares of Common Stock of the Company are listed or quoted for trading and all applicable rules of the Securities and Exchange Commission; and (iii) have complied with the Company’s procedures for new director candidates (including the full completion of a directors and officers questionnaire, successfully (in the reasonable determination of the Company Board) undergoing a customary background check, and participating in interviews with members of the Company Board). Upon becoming a member of the Company Board, the Replacement Designee will be deemed to be the Seller Designee for all purposes of this Agreement.

(e)             As a condition to the appointment of Seller Designee or any Replacement Designee to the Company Board, the Seller Designee or any such Replacement Designee shall, and Seller shall cause the Seller Designee or any Replacement Designee to, submit to the Company Board an irrevocable resignation letter providing for the resignation of the Seller Designee in the event (i) Seller fails to satisfy the Minimum Ownership Threshold or (ii) the individual does not receive requisite shareholder approval following recommendation by the Company Board to the Company’s shareholders to vote in favor of approving such individual. The resignation may be accepted at the discretion of the Company Board. Seller shall promptly (and in any event within five Business Days (as defined below)) inform the Company in writing if Seller fails to satisfy the Minimum Ownership Threshold at any time.

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(f)             Subject to the terms of this Agreement and Seller having ownership of the Minimum Ownership Threshold, the Company agrees to take, or cause to be taken, at any time and from time to time, all actions necessary so that Seller Designee or any Replacement Designee, if requested by Seller, will serve as a member of each of the Nominating and Corporate Governance Committee, the Audit and Finance Committee, and the Human Resources and Compensation Committee (collectively, the “NYSE Standing Board Committees”) (subject to the independence requirements under applicable standards of the Securities and Exchange Commission (“SEC”) or New York Stock Exchange (“NYSE”) standards). [The Company represents and warrants that, as of the date hereof, the Company Board (including the Nominating and Corporate Governance Committee) has received all requested information from [***], and has evaluated and confirmed that [***] satisfies the independence requirements and any other eligibility requirements under applicable SEC and NYSE standards for purposes of serving on each of the NYSE Standing Board Committees.]1 With respect to any Replacement Designee, the Company and the Company Board, including the Nominating and Corporate Governance Committee, shall act in good faith and consistent with the Company’s nominating and governance practices (consistently applied) in evaluating the independence of any such Replacement Designee under applicable SEC and NYSE standards. In addition, the Company agrees to take all actions necessary so that Seller Designee or any Replacement Designee, if requested by Seller Designee or any Replacement Designee, will serve as a member of the Executive Committee of the Company Board (the “Executive Committee”) and, absent any material conflict of interest as reasonably determined in good faith by the Company Board in consultation with legal counsel, any special committee of the Company Board. The Seller Designee and any Replacement Designee shall agree to hold in confidence all information received in their capacity as a member of the Company Board and any committee thereof; provided, that the Company reserves the right to withhold any information and to exclude such individual from any meeting or portion thereof if the portion as to which such individual is excluded relates primarily to subject matter in which Seller or Seller Designee or any Replacement Designee has a conflict of interest as reasonably determined by the Company Board in consultation with legal counsel. Seller Designee or any Replacement Designee shall be permitted to share information with Seller pursuant to a customary nondisclosure agreement between the Company and Seller, including, without limitation, appropriate protections necessary to preserve the attorney-client privilege.

(g)             Restricted Period Consent Rights. During the Restricted Period, for so long as Seller satisfies the Minimum Ownership Threshold, without the prior written consent of Seller (not to be unreasonably withheld, conditioned or delayed), the Company shall not, and shall not permit its subsidiaries to, directly or indirectly:

(i)	effect any fundamental change in the nature of the business conducted by the Company and its subsidiaries, taken as a whole, including by entering into any line of business that is not reasonably related or ancillary to the business of the Company and its subsidiaries as conducted on the date hereof; or

(ii)	effect any amendment or modification to the Company’s bylaws that would disproportionately and materially adversely affect Seller’s rights under this Agreement or in its capacity as a shareholder relative to other holders of Common Stock.

(h)             Seller (or any Affiliate that has accepted the assignment of Seller’s rights pursuant to and in compliance with the second sentence of Section 9 below) shall be appointed, authorized and empowered to act, as the sole and exclusive representative, agent and attorney-in-fact to act on behalf of each Permitted Transferee and recipient of a Seller Equity Distribution in exercising the rights of Seller in this Section 3, and each Party joining in this Agreement pursuant to Section 1(b)(ii) and Section 1(b)(vi) shall be deemed to have expressly acknowledged and agreed to such appointment and authorization.

1 Between the date of the Purchase Agreement and the Completion Date, Seller and the Company will evaluate the eligibility of [***] (or any other initial Seller Designee, if not [***]) for each of the NYSE Board Committees. If the Company Board concludes he meets these requirements, the bracketed representation will be included.

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4.             Rights to Future Stock Issuances.

(a)             Subject to the terms and conditions of this Section 4 and applicable securities laws and through such time as Seller continuously satisfies the Minimum Ownership Threshold, if the Company proposes to offer or sell any shares of Common Stock (the “New Securities”), the Company shall give written notice (the “Offer Notice”) to Seller stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the structure of the proposed offering or sale. By written notification to the Company within ten (10) Business Days after the date of the Offer Notice (the “Exercise Period”), Seller may elect to purchase, upon the same terms and conditions as other purchasers in the offering or sale of the New Securities, up to that portion of such New Securities that would allow Seller to maintain its percentage ownership of the issued and outstanding shares of Common Stock at such time after the offering or sale of the New Securities.

(b)             The right of first offer in Section 4 shall not be applicable to:

(i)	securities issuable upon conversion of or with respect to any then previously-issued or outstanding securities;

(ii)	securities issued pursuant to arms’ length bank financings;

(iii)	shares of Common Stock and/or Common Stock equivalents issued or issuable for compensatory purposes to employees, officers, directors, contractors, vendors, advisors or consultants of the Company or any of its subsidiaries (whether or not issued pursuant to a Company equity incentive plan);

(iv)	securities issued as a dividend, stock split or distribution on the Common Stock; and

(v)	any right, option or warrant to acquire any securities set forth in Section 4(b)(i)-(iv) above.

(c)             In the event Seller fails to exercise its right of first refusal within the Exercise Period for the entire amount of New Securities offered pursuant to Section 4(a) above, the Company shall have sixty (60) calendar days thereafter to sell, or to enter into an agreement to sell (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within thirty (30) calendar days from the date of such agreement), the New Securities with respect to which Seller’s right of first refusal set forth in Section 4(a) was not exercised, at a price and upon terms no more favorable to the purchasers thereof than the price and terms specified in the Offer Notice. In the event the Company has not sold within such sixty (60) calendar day period (or has not entered into an agreement to sell the New Securities in accordance with the previous sentence and closed such offering within the thirty (30) calendar period day thereafter), the Company shall not thereafter issue or sell any New Securities without first again offering such securities to Seller in the manner provided in this Section 4. If Seller fails to exercise its right to purchase New Securities within the Exercise Period for the entire amount of New Securities offered pursuant to Section 4(a) above, but nevertheless expresses thereafter an interest in participating in such offering prior to such offering having been effected, the Company will use commercially reasonable efforts to include Seller in such offering if the Company, in its reasonable discretion, determines that the inclusion of Seller at such later time will not adversely affect the success of such offering.

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(d)             Notwithstanding anything to the contrary in this Agreement, in no event shall the Company be obligated to issue, and no holder shall be entitled to acquire, any shares of Common Stock pursuant to this Agreement to the extent that such issuance, when aggregated with all other issuances made in connection with the same transaction or series of related transactions, would require the Company to obtain shareholder approval under the rules of NYSE Listed Company Manual (including, without limitation, Section 312.03 thereof, as amended from time to time), unless and until such shareholder approval has been obtained (the “NYSE Approval Limitation”). If any issuance to Seller is restricted or prevented by the NYSE Approval Limitation, the rights of Seller shall be suspended with respect to the portion of shares that cannot be issued without triggering the NYSE Approval Limitation, and shall be deemed to have lapsed solely to the extent necessary to comply with such requirement, without prejudice to Seller’s rights with respect to any portion of the issuance not subject to the NYSE Approval Limitation.

5.             Registration Rights.

(a)             Definitions. The terms defined in this section shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or the Company Board, in each case, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble hereto.

“Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Common Stock” shall have the meaning given in the Recitals hereto.

“Company” shall have the meaning given in the Preamble hereto and includes the Company’s successors by recapitalization, merger, consolidation, spin-off, reorganization or similar transaction.

“Completion” shall have the meaning given in the Purchase Agreement.

“Completion Date” shall have the meaning given in the Purchase Agreement.

“Demanding Holder” shall have the meaning given in Section 5(b)(iii).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form S-3 Shelf” shall have the meaning given in Section 5(b)(i).

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“Holder” shall have the meaning given in the Preamble, provided that, for purposes of this Section 5, the terms Holders, Requesting Holders or Demanding Holders are sometimes used in anticipation of Permitted Transferees joining in this Agreement.

“Holder Information” shall have the meaning given in Section 5(l)(ii).

“Maximum Number of Securities” shall have the meaning given in Section 5(b)(iv).

“Minimum Takedown Threshold” shall have the meaning given in Section 5(b)(iii).

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“Person” shall mean an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Piggyback Registration” shall have the meaning given in Section 5(c)(i).

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Purchase Agreement” shall have the meaning given in the Recitals hereto.

“Registrable Security” or “Registrable Securities” shall mean: (i) any of the Consideration Shares; and (ii) any other equity security of the Company issued or issuable with respect to any securities referenced in clause (i) above by way of a stock split, stock dividend, recapitalization, reclassification, merger, consolidation or similar event; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest to occur of the following events: (a) the date on which such security has been registered under the Securities Act and disposed of in accordance with an effective registration statement relating thereto; (b) the date on which such security has been sold pursuant to Rule 144 and the security is no longer a restricted security; and (c) the date on which all Registrable Securities owned by Seller and its Affiliates constitute less than 5% of all outstanding shares of Common Stock and may be resold without volume or other restrictions in a single day pursuant to Rule 144.

“Registration” shall mean a registration, including related Shelf Takedowns, effected by preparing and filing a Registration Statement, Prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the documented, out-of-pocket expenses of a Registration, including, without limitation, the following:

(i) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc. and any national securities exchange on which the Common Stock are then listed);

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(ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(iii) printing, messenger, telephone and delivery expenses;

(iv) reasonable fees and disbursements of counsel for the Company;

(v) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(vi) reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders in an Underwritten Offering, provided, however, that such reimbursable fees and expenses of counsel shall not exceed $50,000.

“Registration Statement” shall mean any registration statement that covers Registrable Securities pursuant to the provisions of this Agreement, including any Shelf, and in each case, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holders” shall have the meaning given in Section 5(b)(iv).

“Rule 144” shall mean Rule 144 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf” shall mean the Form S-3 Shelf, or any Subsequent Shelf Registration, as the case may be.

“Shelf Registration” shall mean a registration of the offer and sale of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act, as amended from time to time, or any similar successor rule thereto that may be promulgated by the Commission.

“Shelf Takedown” shall mean an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.

“Subsequent Shelf Registration” shall have the meaning given in Section 5(b)(ii).

“Total Limit” shall mean three (3) Underwritten Offerings.

“Transfer” shall mean the (i) sale or assignment of, offer to sell, contract or agreement to sell, hypothecation, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).

“Transfer Agent” shall have the meaning given in Section 5(e).

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“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Lock-Up Period” shall have the meaning given in Section 5(d).

“Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Shelf Takedown” shall have the meaning given in Section 5(b)(iii).

“Withdrawal Notice” shall have the meaning given in Section 5(b)(v).

“Yearly Limit” shall have the meaning given in Section 5(b)(iii).

(b)             Shelf Registration.

(i)	Filing. The Company shall, subject to Section 5(i), use its commercially reasonable efforts to prepare and file a Registration Statement for a Shelf Registration on such form as it is then currently able to use (which shall be Form S-3ASR if the Company is then able to use such form) (the “Form S-3 Shelf”), in each case, covering the resale of all Registrable Securities (determined as of two (2) Business Days prior to such submission or filing) on a delayed or continuous basis and shall use its commercially reasonable efforts to have such Shelf declared effective as promptly as practicable after the filing thereof. The Company shall use reasonable best efforts to cause the Shelf Registration (if not an automatic shelf registration statement) to be declared effective by the SEC on the date that is six (6) months following the Completion Date or as promptly thereafter as practicable, it being understood that an automatic shelf registration statement shall become automatically effective upon filing with the SEC and accordingly the Company may file a Form S-3ASR on the date that is six (6) months after the Completion Date if the Company determines in good faith will then be eligible to use Form S-3ASR. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. Subject to Section 5(i), the Company shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities.

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(ii)	Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 5(i), use its commercially reasonable efforts to, as promptly as is reasonably practicable, cause such Shelf to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to, as promptly as is reasonably practicable, amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities under such Shelf (determined as of two (2) Business Days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (A) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (B) keep such Subsequent Shelf Registration continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form.

(iii)	Requests for Underwritten Shelf Takedowns. Subject to Section 5(i), at any time and from time to time when an effective Shelf is on file with the Commission, any Holder beneficially owning a majority of the Registrable Securities (a “Demanding Holder”) may request to sell all or any portion of its Registrable Securities in an Underwritten Offering or other coordinated offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided, that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include Registrable Securities proposed to be sold by the Demanding Holder, either individually or together with other Demanding Holders, with total gross proceeds of, in the aggregate, at least $25 million based on the closing price for the Company’s Common Stock the day prior to the request (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. The initial Demanding Holder shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the Company’s prior approval (which approval shall not be unreasonably withheld, conditioned or delayed). The Holders may demand Underwritten Shelf Takedowns pursuant to this Section 5(b)(iii) not more than one (1) time in any 12-month period (the “Yearly Limit”). Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Offering pursuant to any then-effective Registration Statement, including a Form S-3, that is then available for such offering.

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(iv)	Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advise the Company, the Demanding Holders and the Holders requesting piggy back rights pursuant to this Agreement with respect to such Underwritten Shelf Takedown (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Common Stock or other equity securities that the Company desires to sell all other shares of Common Stock or other equity securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggy-back registration rights held by any other shareholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Offering, before including any shares of Common Stock or other equity securities proposed to be sold by the Company or by other holders of Common Stock or other equity securities, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata, as nearly as possible, based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Shelf Takedown and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Shelf Takedown that can be sold without exceeding the Maximum Number of Securities). To facilitate the allocation of Registrable Securities in accordance with the above provisions, the Company or the Underwriters may round the number of shares allocated to any Holder to the nearest ten (10) Registrable Securities.

(v)	Underwritten Shelf Takedown Withdrawal. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown, a majority in interest of the Demanding Holders initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown; provided, that any other Demanding Holder(s) may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Shelf Takedown by the Demanding Holder(s). If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown by the withdrawing Demanding Holder for purposes of Section 5(b)(iii) and shall count toward the Yearly Limit and the Total Limit, unless either (A) the Demanding Holder(s) making the withdrawal has not previously withdrawn any Underwritten Shelf Takedown or (B) the Demanding Holder(s) making the withdrawal reimburses the Company for all Registration Expenses with respect to such Underwritten Shelf Takedown (or, if there is more than one Demanding Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Shelf Takedown); provided, that if any other Demanding Holder(s) elects to continue an Underwritten Shelf Takedown pursuant to the proviso in the immediately preceding sentence, such Underwritten Shelf Takedown shall instead count as an Underwritten Shelf Takedown demanded by such Demanding Holder(s) for purposes of Section 5(b)(iii) and shall count toward the Yearly Limit and the Total Limit. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Requesting Holders. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to its withdrawal under this Section 5(b)(v), other than if a Demanding Holder elects to pay such Registration Expenses pursuant to clause (B) of the second sentence of this Section 5(b)(v).

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(c)             Piggyback Registration.

(i)	Piggyback Rights. If the Company or any Holder proposes to conduct a registered offering of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to the Registration of, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, or Company equity securities for its own account or for the account of shareholders of the Company (or by the Company and by the securityholders of the Company including, without limitation, an Underwritten Shelf Takedown pursuant to Section 5(b)(iii)), other than a Registration Statement (or any registered offering with respect thereto) (A) filed in connection with any employee stock option or other benefit plan, (B) for an exchange offer or offering of securities solely to the Company’s existing securityholders, (C) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (D) for an offering of debt that is convertible into equity securities of the Company, or (E) for a dividend reinvestment plan, then the Company shall give written notice of such proposed offering to all of the Holders of Registrable Securities as soon as practicable but not less than seven days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Holders may request in writing within two (2) Business Days after transmission of such written notice (such Registration, a “Piggyback Registration”). Subject to Section 5(c)(ii), the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of such Piggyback Registration to permit the Registrable Securities requested by the Holders pursuant to this Section 5(c)(i) to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder’s agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

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(ii)	Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of Common Stock or other equity securities that the Company or the Demanding Holders desire to sell, taken together with (a) the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with Persons other than the Holders of Registrable Securities hereunder (b) the Registrable Securities as to which Registration has been requested pursuant to this Section 5(c), and (c) the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of Persons other than the Holders of Registrable Securities hereunder, exceeds the Maximum Number of Securities, then:

(A)	If the Registration or registered offering is undertaken for the Company’s account, the Company shall include in any such Registration or registered offering (I) first, the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (II) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (I), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 5(c)(i) hereof (pro rata, as nearly as practicable, based on the respective number of Registrable Securities that such Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering), which can be sold without exceeding the Maximum Number of Securities; and (III) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (I) and (II), the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of Persons other than the Holders of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities;

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(B)	If the Registration or registered offering is pursuant to a request by Persons other than the Holders of Registrable Securities, then the Company shall include in any such Registration or registered offering (I) first, the shares of Common Stock or other equity securities, if any, of such requesting Persons, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (II) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (I), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Section 5(c)(i), pro rata, as nearly as practicable, based on the respective number of Registrable Securities that each Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Holders have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; (III) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (I) and (II), the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (IV) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (I), (II) and (III), the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of such Persons other than the Holder of Registrable Securities hereunder, which can be sold without exceeding the Maximum Number of Securities; and

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(C)	If the Registration or registered offering is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 5(b), then the Company shall include in any such Registration or registered offering securities in the priority set forth in Section 5(b)(iv).

(iii)	Piggyback Registration Withdrawal. Any Holder of Registrable Securities (other than a Demanding Holder, whose right to withdraw from an Underwritten Shelf Takedown, and related obligations, shall be governed by Section 5(b)(v)) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement (other than Section 5(b)(v)), the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 5(c)(iii).

(iv)	Unlimited Piggyback Registration Rights. For purposes of clarity, subject to Section 5(b)(v), any Piggyback Registration effected pursuant to Section 5(c) hereof shall not be counted as an Underwritten Shelf Takedown under Section 5(b)(v) and shall not count toward the Yearly Limit or the Total Limit.

(d)             Market Stand-off. In connection with any Underwritten Offering of equity securities of the Company, if requested by the managing Underwriter, each Holder that is an executive officer or director of the Company or a Holder in excess of 5.0% of the then-outstanding Common Stock or securities convertible thereinto (and for which it is customary for such a Holder to agree to a lock-up) agrees that it shall not Transfer any shares of Common Stock or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the seven (7) days prior to and the 90-day period (or such shorter time agreed to by the managing Underwriters) beginning on the date of pricing of such offering (the “Underwritten Lock-Up Period”). Each such Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all other Holders). The terms of such lock-up agreements shall be negotiated among the applicable Holders, the Company and the Underwriters and shall include customary exclusions from the restrictions on Transfer set forth therein. The Company will not be obligated to undertake an Underwritten Shelf Takedown during any Underwritten Lock-Up Period binding on the Holders, nor will the Company be obligated to include in any Piggyback Registration any Registrable Securities that are then subject to a “lock-up” agreement.

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In connection with any Underwritten Shelf Takedown initiated by a Holder pursuant to Section 5(b)(iii), the Company agrees that it will not, without the prior written consent of the managing Underwriter, effect any public sale or distribution of shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock (other than pursuant to registrations on Form S-4 or Form S-8 or any successor form thereto), during the seven (7) days prior to and the 180-day period (or such shorter time as may be agreed between the Company and the managing Underwriter of such Underwritten Shelf Takedown) beginning on the date of pricing of such Underwritten Shelf Takedown.

(e)             Legends. Following the expiration of the Restricted Period, in connection with any sale or other disposition of the Registrable Securities by a Holder pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) and upon compliance by the Holder with the requirements of this Section 5(e), if requested by the Holder, the Company shall use its commercially reasonable efforts to instruct the transfer agent for the Registrable Securities (the “Transfer Agent”) to remove any restrictive legends related to the book entry account holding such Registrable Securities (if the requirements of Rule 144 have been met) and make a new, unlegended entry for such book entry shares sold or disposed of without restrictive legends promptly after any such request therefor from the Holder; provided, that the Company and the Transfer Agent have timely received from the Holder customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith. Subject to receipt from the Holder by the Company and the Transfer Agent of customary representations and other documentation reasonably acceptable to the Company and the Transfer Agent in connection therewith, the Holder may request that the Company remove any legend from the book entry position evidencing its Registrable Securities and the Company will, if required by the Transfer Agent, use its commercially reasonable efforts to cause its legal counsel to deliver a legal opinion, in a form reasonably acceptable to the Transfer Agent, to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, following the earliest of such time as such Registrable Securities (i) are subject to or have been or are about to be sold pursuant to an effective Registration Statement (including, without limitation, the Form S-3 Shelf) or (ii) have been or are about to be sold pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission). If restrictive legends are no longer required for such Registrable Securities pursuant to the foregoing, the Company shall, in accordance with the provisions of this Section 5(e) promptly after any request therefor from the Holder accompanied by such customary and reasonably acceptable representations and other documentation referred to above establishing that restrictive legends are no longer required, deliver to the Transfer Agent irrevocable instructions that the Transfer Agent shall make a new, unlegended entry for such book entry shares. The Company shall be responsible for the fees of its Transfer Agent and its legal counsel associated with such issuance.

(f)             General Procedures. In connection with any Shelf and/or Shelf Takedown, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof (and including all manners of distribution in such Registration Statement as Holders may reasonably request in connection with the filing of such Registration Statement and as permitted by law, including distribution of Registrable Securities to a Holder’s members, securityholders or partners), and pursuant thereto the Company shall, as expeditiously as possible:

(i)	prepare and file with the Commission, as soon as reasonably practicable, a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities have ceased to be Registrable Securities;

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(ii)	prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder that holds at least five percent (5%) of the Registrable Securities registered on such Registration Statement or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

(iii)	prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

(iv)	prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (A) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence reasonably satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (B) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

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(v)	use commercially reasonable efforts to cause all such Registrable Securities to be listed on each national securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(vi)	provide a transfer agent and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

(vii)	advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(viii)	prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus as may be (A) necessary in order to comply with the Securities Act, the Exchange Act and the rules and regulations promulgated under the Securities Act or Exchange Act, as applicable or (B) advisable in order to reduce the number of days that sales are suspended pursuant to Section 5(i), furnish a copy thereof to each seller of such Registrable Securities and by means of one counsel on behalf of all such sellers (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);

(ix)	notify the selling Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 5(i) hereof;

(x)	in the event of an Underwritten Offering or sale by a broker, placement agent or sales agent that is registered pursuant to a Registration Statement, permit a representative of the Holders (such representative to be selected by a majority of the participating Holders), the Underwriters or other financial institutions facilitating such Underwritten Offering or other sale pursuant to such Registration, if any, and any attorney, consultant or accountant retained by such Holders collectively, Underwriters or other financial institutions to participate, at each such Person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, financial institution, attorney, consultant or accountant in connection with the Registration; provided, however, that such representative, Underwriters or financial institutions agree to confidentiality arrangements, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information;

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(xi)	use commercially reasonable efforts to obtain a “comfort” letter (including a bring-down letter dated as of the date the Registrable Securities are delivered for sale pursuant to such Registration) from the Company’s independent registered public accountants in the event of an Underwritten Offering or a sale by a broker, placement agent or sales agent pursuant to a Registration Statement (subject to such Underwriter or other financial institution facilitating such offering providing such certification or representation as reasonably requested by the Company’s independent registered public accountings and the Company’s counsel), to the extent customary, in customary form and covering such matters of the type customarily covered by “comfort” letters as the managing Underwriter or other similar type of sales agent or placement agent may reasonably request;

(xii)	use commercially reasonable efforts to obtain, in the event of an Underwritten Offering or sale by a broker, placement agent or sales agent pursuant to a Registration Statement, to the extent customary, on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurance letter, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the participating Holders, the broker, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holders, broker, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, provided, in each case, that such participating Holders provide such information to such counsel as is customarily required for, or is reasonably requested by such counsel for purposes of, such opinion or negative assurance letter;

(xiii)	in the event of any Underwritten Offering or sale by a broker, placement agent or sales agent pursuant to a Registration Statement, enter into and perform its obligations under an underwriting agreement, purchase agreement, sales agreement or placement agreement in usual and customary form, with the managing Underwriter or broker, sales agent or placement agent of such offering or sale;

(xiv)	make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

(xv)	with respect to an Underwritten Offering pursuant to Section 5(b)(iii), use its commercially reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested (in light of the circumstances of the Company at the time) by the Underwriter in such Underwritten Offering; and

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(xvi)	otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders participating in such Registration, consistent with the terms of this Agreement, in connection with such Registration.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter or other sales agent or placement agent if such Underwriter or other sales agent or placement agent has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration as an Underwriter or broker, sales agent or placement agent, as applicable.

(g)             Registration Expenses. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ or agents’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of Registration Expenses, all reasonable fees and expenses of any legal counsel representing the Holders.

(h)             Requirements for Participation in Underwritten Offerings. The Holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter or placement agent or sales agent, if any, in connection with the preparation of any Registration Statement or Prospectus, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 5(b) or 5(c) and in connection with the Company’s obligation to comply with federal and applicable state securities laws. Notwithstanding anything in this Agreement to the contrary, if any Holder does not timely provide the Company with its requested Holder Information, the Company may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No Person may participate in any Underwritten Offering or other coordinated offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any arrangements approved by the Company and (ii) timely completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting or other agreements and other customary documents as may be reasonably required under the terms of such arrangements. The exclusion of a Holder’s Registrable Securities as a result of this Section 5(h) shall not affect the registration of the other Registrable Securities to be included in such Registration.

(i)             Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights.

(i)	Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until he, she or it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until he, she or it is advised in writing by the Company that the use of the Prospectus may be resumed.

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(ii)	If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (A) require the Company to make an Adverse Disclosure, (B) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control or (C) in the good faith judgment of the majority of the Company Board, be seriously detrimental to the Company, and the majority of the Company Board concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time, the Company may, upon giving prompt written notice of such action to the Holders (which notice shall not specify the nature of the event giving rise to such delay or suspension), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under this Section 5(i)(ii), the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until such Holder receives written notice from the Company that such sales or offers of Registrable Securities may be resumed, and in each case maintain the confidentiality of such notice and its contents.

(iii)	Subject to Section 5(i)(iv), if (A) during the period starting with the date 60 days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date 120 days after the effective date of, a Company-initiated Registration, and provided that the Company continues to actively employ, in good faith, all commercially reasonable efforts to maintain the effectiveness of the applicable Shelf Registration, or (B) if, pursuant to Section 5(i)(iv), Holders have requested an Underwritten Shelf Takedown and the Company and such Holders are unable to obtain the commitment of underwriters to firmly underwrite such offering, then, in each case, the Company may, upon giving prompt written notice of such action to the Holders, delay any other registered offering pursuant to Section 5(i)(iv).

(iv)	The right to delay or suspend any filing, initial effectiveness or continued use of a Registration Statement pursuant to Section 5(i)(ii) or a registered offering pursuant to Section 5(i)(iii) shall be exercised by the Company, in the aggregate, for not more than 60 consecutive calendar days or more than 120 total calendar days during any 12-month period (a “Blackout Period”).

(j)             Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to use commercially reasonable efforts to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act.

(k)             Holder Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 5 with respect to the Registrable Securities of any selling holder that such holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such holder’s Registrable Securities.

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(l)             Indemnification and Contribution.

(i)	The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors and agents and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto filed pursuant to this Agreement or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

(ii)	In connection with any Registration Statement filed pursuant to this Agreement in which a Holder of Registrable Securities is participating, such Holder shall furnish (or cause to be furnished) to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by law, shall indemnify the Company, its directors, officers and agents and each Person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement is contained in (or not contained in, in the case of an omission) any information or affidavit so furnished in writing by such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each Person or entity who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.

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(iii)	Any Person entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided, that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)	The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

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(v)	If the indemnification provided under Section 5(l) hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and out-of-pocket expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and out-of-pocket expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 5(l)(v) shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 5(l)(i), 5(l)(ii) and 5(l)(iii) above, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(l)(v) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 5(l)(v). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 5(l)(v) from any Person who was not guilty of such fraudulent misrepresentation.

(m)             No Inconsistent Agreements. To the extent that the Company at any time grants registration rights to any Person that are, taken as a whole, more favorable with respect to such Person than the registration rights granted in this Section 5 with respect to the Holders, then this Agreement shall be deemed automatically amended, without the requirement of any further action or consent of any Party, to provide the Holders with such more favorable registration rights, effective as of the date on which such more favorable registration rights are granted to such Person. The Company shall promptly notify the Holders in writing of any such grant, describing in reasonable detail the registration rights granted to such Person.

(n)             Term. This Section 5 shall terminate with respect to a Holder on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 5(l) shall survive any termination.

6.             Information Rights.

(a)             The Company agrees to provide to Seller, upon written request made (x) through the Seller Designee or any Replacement Designee (for so long as a Seller Designee or Replacement Designee is then serving on the Company Board) or (y) directly to the Company’s Chief Executive Officer (or other designee appointed by the Company for such requests) (if no Seller Designee or Replacement Designee is then serving on the Company Board), in each case, in accordance with Section 6(b), the following information:

(i)	the Company’s annual audited financial statements (to the extent that the Company has not filed such with the Securities and Exchange Commission via the Commission’s EDGAR system (or any successor thereto));

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(ii)	the Company’s unaudited quarterly financial statements (to the extent that the Company has not filed such with the Securities and Exchange Commission via the Commission’s EDGAR system (or any successor thereto));

(iii)	the annual budget and business plan for the next fiscal year, once approved by the Company Board; and

(iv)	such other information or documents as may be reasonably requested by Seller in connection with monitoring or making decisions with respect to its investment in the Company to the extent that such information or documents have been prepared and is reasonably available at the time of the request.

(b)             Any request by Seller for information pursuant to Section 6 shall be made in writing and directed (x) to the Seller Designee or any Replacement Designee (for so long as a Seller Designee or Replacement Designee is then serving on the Company Board), who, to the extent the information falls within the scope of Section 6(a) shall bring the request to the attention of the Company Board or the Chief Executive Officer (or other designee appointed by the Company for such requests), as appropriate, or (y) if no Seller Designee or Replacement Designee is then serving on the Company Board, directly to the Company’s Chief Executive Officer (or other designee appointed by the Company for such requests). As to any requests made pursuant to Section 6(a)(iii) and (iv), the Company shall not be required pursuant to this Section 6 to create any new information or materials that is not already prepared in the ordinary course of business by the Company and the Company may redact or withhold any portion of information or materials (i) that are expressly prohibited from being disclosed pursuant to an existing, bona fide contractual obligation owed by the Company to a third party that is not an Affiliate of the Company, or where disclosure would be materially prejudicial to the Company’s legal, commercial, or regulatory interests (including, without limitation, under CFIUS, FOCI and any other FDI Laws), (ii) as to which disclosure to Seller would (A) violate applicable law, or (B) be reasonably likely to result in the loss of the attorney-client privilege between the Company and its counsel with respect thereto or (iii) primarily relates to subject matter in which Seller has, in the reasonable judgment of the Company in consultation with counsel, a conflict of interest.

(c)             Seller acknowledges that the Company is a public company issuer registered with the SEC with stock traded on the NYSE. Seller, on behalf of itself and its Affiliates, hereby acknowledges that: (i) the information described in Sections 3 and 6 of this Agreement may contain or constitute material non-public information concerning the Company and its Affiliates; and (ii) trading in the Company’s securities while in possession of material non-public information or communicating that information to any other person or party who trades in such securities could subject Seller, its Affiliates or other parties to liability under the U.S. federal and state securities laws, and the rules and regulations promulgated thereunder, including Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder. Seller agrees that it and its Affiliates shall not trade in the Company’s securities while in possession of material non-public information until it can do so in compliance with all applicable U.S. federal and state securities and regulations and without breach of this Agreement. As a condition to receiving such information, Seller and the Company shall enter into a customary nondisclosure agreement containing, among other things, appropriate protections necessary to preserve the attorney-client privilege.

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(d)             The rights granted under this Section 6 shall terminate and cease to apply immediately to the extent Seller no longer beneficially owns at least 5% of the outstanding Common Stock.

7.             Status as “Insider”. Seller agrees that so long as the Seller Designee or any Replacement Designee is a member of the Company Board, Seller or any other Permitted Transferee, for themselves and their respective Affiliates, shall comply with the ESCO Technologies Inc. Insider Trading Policy (as amended from time to time, the “Company Insider Trading Policy”) to the same extent as such Insider Trading Policy applies to directors of the Company, including with regard to the continuation of such obligations relating to Material Non-Public Information (as defined therein) after cessation of status as a director of the Company until such time as it has become public or is no longer material, as set forth in Section 2 thereof (and, for the avoidance of doubt, such Seller Designee or Replacement Designee shall comply with the Company Insider Trading Policy, as applicable to all other independent directors of the Company); provided, that the foregoing shall not restrict any Transfer of shares of Common Stock pursuant to an Underwritten Offering or Underwritten Shelf Takedown effected in accordance with Section 5 of this Agreement and not subject to a Blackout Period; and provided, further, that the Company Insider Trading Policy shall not be deemed to limit the information rights of the Seller Designee (or any Replacement Designee) or its right to share information with the Seller or any Permitted Transferee(s) as contemplated by this Agreement.

8.             Authority. Each of the Parties hereby represents and warrants that it has full power and authority to enter into this Agreement.

9.             Successors and Assigns. Except as otherwise permitted herein, no Party may assign its rights and obligations under this Agreement, in whole or in part, without the prior written consent of the other Party(ies). Notwithstanding the foregoing, Seller may assign its rights under Section 3 to an Affiliate in connection with a transfer of all or substantially all of the Consideration Shares then held by Seller to such Affiliate; provided, that such Affiliate agrees in writing to be bound by the terms and conditions of this Agreement and such assignment is made in accordance with the terms of Section 1(d). This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the Parties and their respective successors and permitted assigns.

10.           Specific Performance. The Parties hereto each agree that each Party would be irreparably harmed in the event any provision of this Agreement was not performed in accordance with the specific terms hereof or was otherwise breached or violated. Accordingly, the Parties agree that in the event of such failure to perform or breach or violation of this Agreement by a Party, the non-breaching Party shall be entitled to equitable relief, including injunctive relief and specific performance of the terms of this Agreement, without the necessity of proving the inadequacy of money damages as a remedy and without bond or other security being required, this being in addition to any other remedies which such Party may have at law or in equity. The Parties agree that, in the event of any action by the non-breaching Party for specific performance or injunctive relief, the other Party will not assert that a remedy at law or other remedy would be adequate or that specific performance or injunctive relief in respect of such failure to perform, or other breach or violation of the terms of this Agreement, should not be available on the grounds that money damages are adequate or any other grounds.

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11.           Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Missouri without regard to conflict-of-law principles.

12.           Jurisdiction. The Parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Missouri and to the jurisdiction of the United States District Court for the Eastern District of Missouri for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Missouri or the United States District Court for the Eastern District of Missouri, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each of the Parties to this Agreement consents to personal jurisdiction for any equitable action sought in the United States District Court for the Eastern District of Missouri or any state court of Missouri having subject matter jurisdiction.

13.           Notices. All notices, statements, instructions or other documents required to be given hereunder shall be in accordance with the notice provisions in the Purchase Agreement.

14.           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

15.           Amendments and Waivers. Section 5 of this Agreement may be amended with the written consent of the Sellers and Permitted Transferees beneficially owning a majority of the Registrable Securities and the Company and any other term of this Agreement may be amended with the written consent of Seller and the Company. No delay or failure on the part of either Party in exercising any power or right under this Agreement shall operate as a waiver of any power or right.

16.           Severability. The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is held to be illegal, invalid or unenforceable, (a) a suitable and equitable provision to be negotiated by the Parties hereto, each acting reasonably and in good faith, shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such illegal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

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17.           Construction; Interpretation. This Agreement has been entered into freely by each of the Parties and shall be interpreted fairly in accordance with its respective terms, without any construction in favor of or against either Party. Notwithstanding the foregoing, the Parties agree that (i) the term “including” shall mean “including, without limitation,” in each instance in which such term appears herein, (ii) whenever used herein, the singular shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders, (iii) the term “or” shall be construed both conjunctively and disjunctively (i.e., as “and/or”) and (iv) the phrase “to the extent” shall mean the degree to which a subject or other matter extends, and such phrase shall not simply mean “if”. The headings in this Agreement are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

18.           Entire Agreement. This Agreement, the Purchase Agreement and the other documents referred to herein and therein constitute the entire agreement between the Parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, negotiations, understandings, representations and warranties, whether oral or written, with respect to such matters.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

[TBG AG]

By:
Name:
Title:

[Signature Page to Shareholder Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.

ESCO TECHNOLOGIES INC.

By:
Name:
Title:

[Signature Page to Shareholder Agreement]

Exhibit A

Form of Joinder Agreement

[Transferee Name]

[Address]

[●], 20[●]

ESCO Technologies Inc.

645 Maryville Centre Drive, Suite 300

St. Louis, MO 63141

[TBG AG]

Claridenstrasse 26

8002 Zurich

Ladies and Gentlemen:

Reference is hereby made to that certain Shareholder Agreement, dated as of [●], 2026, by and between ESCO Technologies Inc., a Missouri corporation (the “Company”), and [TBG AG, a Swiss stock corporation] (“Seller”) (as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof, the “Shareholder Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Shareholder Agreement.

Pursuant to Sections [1(b)(ii) OR 1(b)(vi)] and 1(d) of the Shareholder Agreement, the undersigned hereby agrees that, following the execution and delivery of this letter agreement by the undersigned, effective as of, and conditioned upon, the occurrence of the transfer, assignment or other conveyance to the undersigned of all or any Consideration Shares, the undersigned shall become a Party to the Shareholder Agreement as a Holder [and as a Permitted Transferee] for all purposes thereunder and shall be bound by, and subject to, the terms, conditions, restrictions and obligations of the Shareholder Agreement applicable to the undersigned thereunder[, and, solely in the undersigned’s capacity as a recipient of such Consideration Shares, the Purchase Agreement, in each case]2 in such capacity as though an original Party thereto.

Very truly yours,

[TRANSFEREE]

By:
Name:
Title:

2 Bracketed language to be included only for Permitted Transferees (and, for the avoidance of doubt, such bracketed language shall not be required for transfers pursuant to Section 1(b)(vi) of the Shareholder Agreement].